Exhibit 99.1

Information being disclosed by Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) is providing the following information with respect to its lottery business (“SG Lottery”) to certain interested parties in connection with Scientific Games’ previously announced evaluation of strategic alternatives for the intended divestiture of SG Lottery.

SG Lottery business metrics

1.	A leader in a large, growing global lottery industry with proven resilience through economic cycles and market disruptions
a.	Predominately conducts business in North America and Europe, which contributed approximately 73% and 24% of fiscal year 2020 revenue, respectively

2.	Infrastructure-like characteristics expected to lead to sustainable revenues
a.
Clear #1 position in Instant Games[1] (69% global share of instant game retail sales) and strong momentum across other segments (17% US market share in terminal-generated games and 13% US market share in iLottery market based on retail sales)

b.	Defensive business model
c.	Long-standing customer relationships (130+ customers spanning 50+ countries)
d.	SG Lottery’s Instant Products segment’s top 5 global customers have an average relationship length of over 30 years
e.	SG Lottery’s Systems segment’s top 15 global customers have an average contract length of approximately 30 years
f.	Business model anchored by continued shift towards managed services and a revenue sharing model with customers delivering growth

3.	Financial performance evidenced by growth, with strong margins and robust free cash flow conversion
a.	Revenue is forecast to grow at a two-year CAGR of 13.6% to fiscal year 2022
b.	Growth with proven sustainability and resilience
c.	Poised for attractive growth through multiple established growth engines which are outlined in detail below
d.	Instant lottery participation-based (“POS”) revenue growth for fiscal year 2021 estimated to be 14% in the US and 23% internationally
e.	Instant lottery price per thousand tickets (“PPK”) revenue growth for fiscal year 2021 estimated to be 28% internationally (with Italy responsible for 36% of the European revenue growth)
f.
Systems and Solutions forecasted revenue growth is driven by the US market and offset by declining revenue internationally. US incremental revenue is primarily driven by organic growth with revenue growth of 19% and 10% in forecast fiscal years 2021 and 2022, respectively.

g.	SG Lottery expects to see further growth through digital content provided by the SidePlay acquisition.

4.	Strong management team with deep experience and tenure in the industry

SG Lottery’s growth initiatives

SG Lottery is pursuing growth via the following four initiatives:

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[1]
Based on La Fleur’s and SG Lottery’s proprietary Maps platform, which aggregates lottery retail sales data received from lottery entities around the world.  Global market share percentage equal to (A) sum of SG’s share by jurisdiction (based on Maps data) multiplied by total retail sales by equivalent jurisdiction (based on La Fleur’s) divided by (B) global retail sales (based on La Fleur’s)

1.	New Scientific Games Enhanced Partnership (“SGEP”) conversions
−	Continuing to transition existing and new customers onto the SGEP solution
−	SGEP generated 45% higher per capita sales on average vs non-SGEP customers in 2020
−	SGEP drives increased SG Lottery participation in lottery revenues (~1% of retail sales)
−	SGEP represented 47% of Instant Games revenue in 2020 but less than 20% of total SG Lottery Instant Products contracts by number
−	19 existing SGEP contracts have grown SGEP revenues by over $100 million since fiscal year 2010 (7% CAGR between fiscal year 2010 and fiscal year 2020)
−	Significant opportunity to grow SGEP revenue given the 24 existing U.S. Lottery Instant Product customers that do not use SGEP

2.	Secure new turnkey US iLottery contracts
−
Significant growth underpinned by even faster growth in the US market with 19 additional states expected to legalize iLottery by 2025[2], which is expected to increase the US iLottery market from $3 billion of retail sales today to $12 billion of retail sales by 2025

●	16 of these states are existing SG Lottery Instant Games or Systems customers
−	SG Lottery very well positioned to leverage existing incumbent Instant Games and Systems relationships, as well as its innovative product offering, to maximize share of the high growth iLottery market

3.	Expand market share in Systems and Retail Solutions
−	12 North American systems contracts up for rebid in next 5 years, 11 of whom are SG Lottery instant customers
−	14 international systems contracts also expected to come up for rebid
−	Build upon success in SG Lottery’s sports betting systems, including Turkey, Europe’s largest state-sponsored sports betting market, to secure new sports betting opportunities
−	Low existing penetration of PlayCentral and SCiQ provides growth opportunity – products automate sales and reduce retailer concerns about speed, security, inventory, and merchandising

4.	Enhanced access to capital to pursue B2C and M&A
−	Leverage turnkey expertise to license lottery operations
−	Pursue accretive acquisitions to expand product portfolio and geographic diversification

SG Lottery’s Capital Expenditures

During fiscal year 2021, SG Lottery expects significant contractual capital expenditures to occur primarily as a result of winning the contract with the Pennsylvania lottery systems. In total, SG Lottery expects to spend $55 million in incremental expenditures on contract extensions and renewals. In addition, SG Lottery expects to spend $21 million on capital expenditures to support existing customer growth during fiscal year 2021.

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2 Per H2GC

Certain SG Lottery Financial Information

The financial information contained in this communication has been prepared by the Company and SG Lottery solely for purposes of disclosure to certain interested parties in connection with the evaluation of strategic alternatives for SG Lottery. Such information may not be appropriate for any other purpose.

SG Lottery’s historical and forecast financial performance:

Statement of Financial Performance

(US$m unless stated)	Historical			Historical		Forecast
	FY18	FY19	FY20	1H20	1H21	FY21F	FY22F
SGEP	235	242	274	136	164	316	333
POS	122	108	104	45	60	120	125
PPK	235	235	201	89	112	246	255
Instant products	592	585	579	270	336	682	713
Systems and solutions	247	317	325	149	167	339	429
iLottery	7	7	15	4	11	21	44
Lottery systems	254	324	340	153	178	360	473
Revenue	846	909	919	423	514	1,042	1,186
Cost of instant products	(285)	(288)	(282)	(136)	(155)	(330)	(362)
Cost of lottery systems	(164)	(215)	(232)	(100)	(111)	(231)	(284)
Selling, general and administrative	(93)	(88)	(79)	(38)	(51)	(101)	(109)
Research and development	(8)	(7)	(3)	-	(3)	(6)	(7)
Restructuring and other	(1)	(1)	(13)	(8)	(1)	(2)	(9)
Operating income excl. D&A	295	310	310	141	193	372	415
Other income (expense), net	23	13	(7)	1	13	26	18
EBITDA(1)(2)	318	323	303	142	206	398	433
Depreciation and amortization	(59)	(67)	(62)	(32)	(28)	(57)	(71)
EBIT(1)(3)	259	256	241	110	178	341	362
Net interest expense	-	-	-	-	-	(8)	(49)
Income tax expense	(73)	(60)	(68)	(32)	(44)	(83)	(81)
Net profit after tax	186	196	173	78	134	250	232
Net income margin(4)	22%	22%	19%	18%	26%	24%	20%

(US$m unless stated)	Historical			Historical		Forecast
	FY18	FY19	FY20	1H20	1H21	FY21F	FY22F
EBITDA(1)	318	323	303	142	206	398	433
Restructuring and other	1	1	13	8	1	2	9
Other income (expense), net	(23)	(13)	7	(1)	(13)	(26)	(18)
EBITDA from equity investments(1)(5)	61	56	33	9	41	78	68
Stock-based compensation	5	5	5	2	7	14	6
AEBITDA(1)(6)	362	372	361	160	242	466	498
AEBITDA margin(1)(7)	43%	41%	39%	38%	47%	45%	42%
AEBITDA growth(1)(8)		3%	(3%)		51%	31%	7%

Notes:
1.	Denotes a non-GAAP financial measure. See Non-GAAP Financial Measures below for additional information.
2.	EBITDA is earnings before interest, tax, depreciation and amortization.
3.	EBIT is earnings before interest and tax.
4.	Calculated as net income as a percentage of revenue.
5.	EBITDA from equity investments represents SG Lottery’s share of EBITDA from its joint ventures through which it conducts operations.
6.
Adjusted EBITDA (“AEBITDA”) is EBITDA less the following: (1) restructuring and other expense, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (2) impairment charges (including goodwill impairments); (3) stock-based compensation; and (4) other expense (income), net, including foreign currency (gains) and losses. In addition to the preceding adjustments, SG Lottery excludes earnings (loss) from equity method investments and adds (without duplication) its pro rata share of EBITDA of its equity investments, which represents its share of earnings (whether or not distributed to SG Lottery) before income tax expense, depreciation and amortization expense, and interest (income) expense, net of joint ventures and minority investees.

7.	AEBITDA margin is calculated as AEBITDA as a percentage of revenue.
8.	AEBITDA growth represents the percentage increase/(decrease) in period-over-period AEBITDA.
9.	AEBITDA is reconciled to net income margin as follows:

	Historical			Forecast
	FY18	FY19	FY20	FY21F	FY22F
Net income margin(4)	22%	22%	19%	24%	20%
Restructuring and other	-	-	1%	-	1%
Depreciation and amortization	7%	7%	7%	6%	6%
Other (income) expense, net	(3%)	(1%)	1%	(2%)	(2%)
Interest expense, net	-	-	-	1%	4%
Income taxes	9%	7%	7%	8%	7%
EBITDA from equity investments(1)(5)	7%	5%	3%	7%	5%
Stock-based compensation	1%	1%	1%	1%	1%
AEBITDA margin(1)(6)	43%	41%	39%	45%	42%

Statement of Financial Position

Historical
(US$m unless stated)	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	31
Restricted cash	2
Receivables, net	165
Inventories	73
Contract assets	72
Prepaid expenses, deposits and other current assets	20
Total current assets	363
Non-current assets:
Property and equipment, net	170
Operating lease right-of-use assets	31
Goodwill	353
Intangible assets, net	63
Software, net	63
Equity investments	251
Other assets	10
Total assets	1,304
LIABILITIES AND PARENT’S EQUITY
Current liabilities:
Accounts payable	41
Contract liabilities	44
Accrued liabilities	93
Total current liabilities	178
Deferred income taxes	34
Operating lease liabilities	24
Long-term license liabilities	26
Pension liabilities	27
Other long-term liabilities	14
Total liabilities	303
Issued Capital	1,001
Reorganisation reserve	-
Retained earnings	-
Total Parent’s equity	1,001
Total liabilities and Parent’s equity	1,304

Statements of Cash Flows

(US$m unless stated)	Historical					Forecast
	FY18	FY19	FY20	1H20	1H21	FY21F	FY22F
EBITDA[1]	318	323	303	142	206	398	433
Stock based compensation	5	5	5	2	7	14	6
Change in working capital	(22)	(38)	(3)	4	(23)	(21)	(46)
Other	14	6	38	23	(1)	(5)	5
Operating cash flow, before taxation	315	296	343	171	189	386	398
Capital expenditures	(75)	(49)	(43)	(24)	(24)	(110)	(139)
Additions to equity method investments	(180)	(1)	(6)	(1)	(11)	(16)	-
Distributions of capital from equity investments	25	19	12	-	16	21	32
Acquisitions of businesses, net of cash acquired	-	-	-	-	-	(9)	-
Net cash flow before financing and taxation(1)(2)	85	265	306	146	170	272	291
Contingent acquisition consideration	-	-	-	-	-	-	(6)
Interest	-	-	-	-	-	(8)	(49)
Tax paid	(9)	(11)	(2)	(1)	(3)	(6)	(26)
Payments on license obligations	-	(1)	(6)	(4)	(5)	(8)	(7)
Transfers to parent and other, net	(64)	(250)	(272)	(133)	(191)	-	-
Cash flow	12	3	26	8	(29)	250	203

Notes:

1.	Denotes a non-GAAP financial measure. See Non-GAAP Financial Measures below for additional information.
2.	Net cash flow before financing and taxation represents Operating cash flow before cash paid for income taxes less investing cash flows.

Historical Financial Information Basis of Presentation: The financial information contained in this communication with respect to SG Lottery is not and does not purport to be prepared on a basis consistent with the basis of preparation of the Company’s previously disclosed financial information of its lottery segment. Rather, the historical financial information of SG Lottery has been derived from the consolidated financial statements and accounting records of the Company using the historical results of operations and historical cost basis of the assets and liabilities as if SG Lottery operated on a stand-alone basis during the periods presented, and was prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The historical financial information of SG Lottery includes the assets, liabilities, revenues and expenses that are specifically identifiable to SG Lottery. In addition, the historical financial information of SG Lottery includes certain costs that have been allocated from the Company, which relate to certain corporate functions and shared services performed by the Company. These expenses have been allocated to SG Lottery on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenues, operating expenses, headcount or other relevant measures.

Forecast Financial Information: In preparing the forecast financial information for FY21 and FY22, SG Lottery has made a number of specific and general assumptions, including, but not limited to:

●	no acquisitions or disposals occur;
●	no material financial impact as a result of any change in the competitive environment in which SG Lottery operates;

●
no significant deviation from current market expectations of global economic conditions relevant to the industry in which SG Lottery operates, including business confidence, consumer sentiment, economic growth, inflation, fiscal and taxation policies;

●	no significant interruptions, industry disturbances or disruptions in relation to SG Lottery technology, platform, software solutions or operations;
●	no material amendment to any material agreement or arrangement relating to SG Lottery business, nor any material change in contracts and licences relating to SG Lottery business;
●
no material change in applicable accounting standards, regulatory regimes or other mandatory professional reporting requirements which has a material effect on SG Lottery financial performance or cash flows, financial position, accounting policies, or financial reporting or disclosures;

●
SG Lottery’s relationship with Pennsylvania spans nearly 50 years and recently SG Lottery renewed the Instant Products and Systems contracts for an additional 14 years. These contracts are expected to commence in 2022, however this is subject to the grant of certain government approvals required to commence implementation of the contracts. The Pennsylvania arrangement contemplates terminal sales revenue and margin for Pennsylvania (recognized in Systems and Solutions) being weighted towards 2H22, and in the event that any of these implementation approvals are delayed and the commencement of some or all of the renewed Pennsylvania contracts is delayed, some of the revenue forecast to be generated in FY22 under these contracts may be generated in future years instead of FY22. SG Lottery was also awarded the Pennsylvania iLottery contract which carries a contract term of 10 years. Since the introduction of iLottery, Pennsylvania utilizes SG Lottery’s full turnkey solutions across all lottery operations and has set new records on retail sales, experienced growth in non-iLottery sales and experienced record growth in a competitive market; and

●
FY22 results include a revenue and gross margin contribution for the iLottery segment from SidePlay Entertainment, which the Company acquired in September 2021.  Although the business forecast to be generated by SidePlay in FY22 has not yet been contracted, the Company has assumed this contribution based on assumed new contracts secured from the SG Lottery content sales pipeline based on the status of its commercial negotiations with existing SG Lottery customers.

The forecast financial information of SG Lottery contained in this communication is not fact, and investors are cautioned not to place undue reliance on the forecast financial information. Investors should be aware that the timing of actual events and the magnitude of their impact might differ from that assumed in preparing the forecast financial information and that this may have a material impact on SG Lottery’s actual financial performance, cash flows and financial position. Accordingly, none of the Company, SG Lottery, their respective management or any other person can give any assurance that the outcomes disclosed in the forecast financial information will arise and none of them undertakes any obligation, except as required by law, to update the forecast financial information to reflect circumstances existing after the date on which they were generated.

Summary of Largest Global SG Lottery Customer Contracts by Revenue

Lottery	Relationship Length	Current Contract Length	FY20 SG Lottery Revenue ($MM)	% of FY20 Revenue
Customer A	46 years	15 years	128	14%
Customer B	33 years	15 years	45	5%
Customer C	17 years	18 years	40	4%
Customer D	28 years	22 years	39	4%
Customer E	25 years	12 years	34	4%
Customer F	40 years	10 years	28	3%
Customer G	27 years	15 years	27	3%
Customer H	46 years	16 years	24	3%
Customer I	46 years	10 years	22	2%
Customer J	45 years	20 years	21	2%
Top 10	35 years (average)	15 years (average)[3]	$408 (total)	44% (total)

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3 Based on average contract length. Contract length includes renewal options.

Forward-Looking Statements
In this communication, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” “expect,” “intended,” “forecast,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2021 (including under the headings “Forward-Looking Statements” and “Risk Factors”). In particular, you are strongly cautioned not to place undue reliance on forward-looking statements, in light of the current economic uncertainties and disruption caused by the outbreak of COVID-19. A number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements, including, but not limited to, the risks and uncertainties related to the ongoing impact of COVID-19. Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

You should also note that this communication may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information.

Non-GAAP Financial Measures
The non-GAAP financial measures included in this communication are presented as supplemental disclosures with respect to SG Lottery. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements. The non-GAAP financial measures contained in this communication have not been previously presented by the Company and have not been derived from the GAAP financial statements included in the Company’s other filings with the SEC.  The definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies or those that the Company has presented in other contexts.

No Offer
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which any such offer, solicitation or sale would be unlawful. Securities may not be offered or sold, directly or indirectly, in the United States unless they have been registered under the U.S. Securities Act of 1933 (U.S. Securities Act) or are offered and sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and any other applicable state securities laws.

The information contained in this communication comprises both incomplete and draft information. It does not purport to be all inclusive or to contain all information required to provide a complete view of the performance, prospects or financial condition of SG Lottery.